Exhibit 99.1

Tredegar Corporation	Contact:
Corporate Communications	Neill Bellamy
1100 Boulders Parkway	Phone: 804/330-1211
Richmond, Virginia 23225	Fax: 804/330-1777
E-mail: invest@tredegar.com	E-mail: neill.bellamy@tredegar.com
Website: www.tredegar.com

FOR IMMEDIATE RELEASE

TREDEGAR CORPORATION ANNOUNCES ACQUISITION OF TERPHANE

RICHMOND, Va., October 24, 2011 – Tredegar Corporation (NYSE:TG) announced today that its subsidiary, Tredegar Film Products Corporation, has completed the acquisition of Terphane Holdings LLC (“Terphane”), a leading manufacturer of specialty polyester films with operations in Brazil and the United States.

The approximate purchase price of $188 million was funded using available cash on hand and financing secured from Tredegar’s existing $300 million credit facility.  The acquisition is expected to be accretive within the first year following the acquisition.  With revenues of approximately $160 million for the last twelve months, as of June 30, 2011, Terphane is a market leading producer of thin polyester films in Latin America with a growing presence in strategic product niches in the United States.

Commenting on the acquisition, Nancy Taylor, Tredegar’s President and CEO, said, “Welcoming Terphane to the Tredegar family provides us with significant opportunities to broaden our product portfolio and end-use markets and grow in a key global region.  Terphane’s high-value, differentiated products will extend our product offerings into the food and consumer packaging markets.  Its strengths in films manufacturing, technology and product commercialization align well with those of Tredegar Film Products.  Much like Tredegar Film Products, Terphane enjoys deep, long-term relationships with global customers in Latin America, which is one of the fastest-growing geographic markets in the world.”

Terphane will be operated within Tredegar Film Products, and the current management team at Terphane will continue to run its operations.  Monica Moretti, President of Tredegar Film Products, commented, “We are thrilled to join forces with Terphane, an established, successful, and growing company in Brazil, which gives us a much larger presence in Latin America.  Bringing together Tredegar Film Products and Terphane will allow us to leverage each company’s strengths and share best practices.  We expect Terphane to benefit from the long-term perspective that Tredegar offers as we execute on its growth strategy.”

Tredegar’s management will host a conference call on Wednesday, October 26 at 8:30 a.m. (EDT) to discuss the acquisition.  To listen to the call and view the slide presentation, go to the company’s website – www.tredegar.com – and select the “Webcast of Shareholders Conference Call” link on the home page.  Alternatively, individuals can access the call by dialing 1 (888) 771-4371.  Individuals calling from outside of the U.S. should call 1 (847) 585-4405.  The participant passcode is 31026845.  A replay of the conference call will be available on the Tredegar website for 30 days.

Tredegar Corporation Completes Acquisition of Terphane

Tredegar was advised by Deloitte Corporate Finance LLC.

About Tredegar Corporation:

Tredegar Corporation is primarily a manufacturer of plastic films and aluminum extrusions.  A global company headquartered in Richmond, Virginia, Tredegar had sales of $740 million in 2010.  With approximately 2,000 employees, the company operates manufacturing facilities in North America, South America, Europe, and Asia.   Additional information regarding Tredegar Corporation is available at www.tredegar.com.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:  This news release contains forward-looking statements regarding Tredegar Corporation's business.  These forward-looking statements are not historical facts, but statements that involve risks and uncertainties.  Actual results could differ materially from those included in or implied by these forward-looking statements.  Accordingly, you should not place undue reliance on these forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include: the ability to integrate Terphane’s operations as expected and within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the transaction; unforeseen liabilities and claims; and the other factors discussed in the reports Tredegar files with or furnishes to the Securities and Exchange Commission (the “SEC”) from time-to-time, including the risks and important factors set forth in additional detail in “Risk Factors” in Part I, Item 1A of Tredegar’s 2010 Annual Report on Form 10-K filed with the SEC.  Readers are urged to review and consider carefully the disclosures Tredegar makes in its filings with the SEC.  Except as required by applicable law or regulations, Tredegar does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statement.

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